SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


  Date of Report (Date of earliest event reported):  August 11,
                              1999


                       Electrosource, Inc.
     (Exact name of registrant as specified in its charter)



       Delaware                  0-16323                  74-2466304
(State or other jurisdiction of  (Commission File Number) (IRA Employer
     incorporation)                                       Identification No.)

          2809 IH 35 South                   78666
          San Marcos, Texas                 (Zip Code)
       (Address of principal executive offices)


Registrant's  telephone number, including area code:  (512)  753-
6500







                        Page 1 of 3 Pages

               As Exhibit Index appears on Page 3

Item 4.   Changes in Registrant's Certifying Accountant.



      Ernst  & Young, L.L.P. resigned as auditors of the  Company effective August 11, 1999. A majority of the members of the Audit
Committee  of  the  Board  of  Directors  voted  to  accept   the
resignation.

     The  reports  of  Ernst & Young on the  Company's  financial statements  for  the  years  ended  December  31  1997  and  1998 contained an explanatory paragraph regarding uncertainty as to the Company's ability to continue as a going concern.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1997, and December 31, 1998, and subsequent interim period through August 10, 1999, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their report.

SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROSOURCE, INC.


By:  /s/
     Donald C. Perriello
     Chief Accounting Officer
     Vice President, Finance

Date:     October 7, 1999




EXHIBITS
Exhibit Number                                         Page

16         Letter  addressed to Commission from  Ernst  &  Young,
L.L.P.      4

October 7, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

We  have  read  Item  4 of Form 8-KA dated  October  7,  1999  of
Electrosource, Inc. and are in agreement with the statements contained in the first sentence of the first paragraph and the second and third paragraphs on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                              /s/ ERNST & YOUNG



cc: Electrosource, Inc.